Exhibit 1

LOCK-UP AGREEMENT

June __, 2024

Titan Partners Group LLC

a division of American Capital Partners, LLC

4 World Trade Center, 29th Floor

New York, New York 10097

Re: Actuate Therapeutics, Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is (i) an owner of record or beneficial owner of certain shares of the Company’s common stock, $0.000001 par value per share (“Common Stock”), or securities convertible into, exchangeable, or exercisable for Common Stock (collectively, the “Lock-up Securities”) and/or (ii) a director, director nominee or executive officer of the Company. The Company proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with you as Representative of the underwriters (the “Representative”), with respect to a public offering of the Company’s Common Stock (the “Offering”). The undersigned acknowledges that the Offering will be of benefit to the undersigned. The undersigned also acknowledges that you and each underwriter to be named in the Underwriting Agreement will rely on the representations and agreements of the undersigned contained in this letter (the “Lock-up Agreement”) in connection with entering into the Underwriting Agreement and performing your and their obligations thereunder. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the foregoing and as an inducement to the underwriters, the undersigned hereby agrees that the undersigned will not, during the period commencing on the date hereof and continuing through the close of trading on the date one hundred and eighty (180) days following the Effective Date as defined in the Underwriting Agreement (the “Lock-up Period”), without your prior written consent (which consent may be withheld in your sole discretion), directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including without limitation any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) (collectively, a “Disposition”) of any Lock-up Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing. Notwithstanding the foregoing restriction, during the Lock-up Period, the undersigned may (i) engage in transactions relating to shares of Common Stock acquired in open market transactions after the completion of the Offering, (ii) exercise any stock option to purchase shares of Common Stock pursuant to any benefit plan of the Company; (iii) complete one or more gift transfers of Lock-up Securities to immediate family member(s) (as defined in Item 404(a) of Regulation S-K under the Exchange Act) who agree in writing to be similarly bound for the remainder of the Lock-up Period (as defined below), (iv) transfer Lock-up Securities to one or more trusts for bona fide estate planning purposes, (v) distribute shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock to limited partners, members, stockholders or affiliates of the undersigned, or to any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the undersigned, (vi) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock, provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Lock-up Agreement, (vii) transfer Lock-up Securities pursuant to a court or regulatory agency order, a qualified domestic order or in connection with a divorce settlement, (viii) transfer Lock-up Securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or any immediate family of the undersigned, [or] (ix) transfer Lock-up Securities to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement (other than such shares as are transferred or surrendered to the Company in connection with such vesting, settlement or exercise event) shall be subject to the terms of this Lock-up Agreement, or (x) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity)), provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-up Securities shall remain subject to the provisions of this Lock-up Agreement; provided, that, in the case of any transfer or distribution pursuant to clauses (iii), (iv), (v) , (vii) or (viii), (a) each donee or distributee or transferee shall sign and deliver a lock-up letter agreement substantially in the form of this Lock-up Agreement in force for the remainder of the Lock-up Period and (b) such transaction is not required to be reported during the Lock-up Period by anyone in any public report or filing with the Securities and Exchange Commission or otherwise (other than a required filing on Form 4, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) and no such filing shall be made voluntarily during the Lock-up Period. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-up Securities within the Lock-up Period).

The foregoing restrictions have been expressly agreed to preclude the holder of the Lock-up Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of the Lock-up Securities during the Lock-up Period, even if such Lock-up Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to any Lock-up Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to, or derives any significant part of its value from the Lock-up Securities.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Lock-up Securities held by the undersigned except in compliance with the foregoing restrictions.

The undersigned understands that the underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-up Agreement.

This Lock-up Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

This Lock-up Agreement will be deemed to have been made and delivered in the State of New York, and both the binding provisions of this Lock-up Agreement and the transactions contemplated hereby will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Lock-up Agreement will be instituted exclusively in the courts located in the City of New York, State of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the exclusive jurisdiction of the state and federal courts located in the City of New York, State of New York, in any such suit, action or proceeding, waiving any, and agreeing not to assert any, basis for seeking transfer or removal of such action to any other court, whether federal or state, unless the New York court in which such action or proceeding was commenced first declines jurisdiction. The undersigned further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in such courts and agrees that service of process upon the undersigned mailed by certified mail to the undersigned’s address will be deemed in every respect effective service of process upon the undersigned. Nothing in this Lock-up Agreement shall constitute an obligation to purchase shares of Common Stock, or other securities of the Company. Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the Company and the Representatives.

This Lock-up Agreement shall automatically terminate upon the earliest to occur, if any, of (1) either the Representative on behalf of the underwriters, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering, (2) termination of the Underwriting Agreement before the sale of any securities to the underwriters, (3) the withdrawal of the registration statement filed with the Securities and Exchange Commission with respect to the Offering, or (4) September 30, 2024, in the event that the Underwriting Agreement has not been executed by that date.

[Signature Page Follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Exhibit 6

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of Actuate Therapeutics, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Dated: August 19, 2024

BIOS FUND I, LP

By:	Bios Equity Partners, LP,
its general partner

	By:	Cavu Management, LP,
its general partner

		By:	Cavu Advisors, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

	By:	Bios Capital Management, LP,
its general partner

		By:	Bios Advisors GP, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

BIOS FUND I QP, LP

By:	Bios Equity Partners, LP,
its general partner

	By:	Cavu Management, LP,
its general partner

		By:	Cavu Advisors, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

CUSIP No: 005083100	Page 2 of 9 Pages

	By:	Bios Capital Management, LP,
its general partner

		By:	Bios Advisors GP, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

BP DIRECTORS, LP

By:	Bios Equity Partners, LP,
its general partner

	By:	Cavu Management, LP,
its general partner

		By:	Cavu Advisors, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

	By:	Bios Capital Management, LP,
its general partner

		By:	Bios Advisors GP, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

BIOS FUND II, LP

By:	Bios Equity Partners II, LP,
its general partner

	By:	Cavu Management, LP,
its general partner

		By:	Cavu Advisors, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

CUSIP No: 005083100	Page 3 of 9 Pages

	By:	Bios Capital Management, LP,
its general partner

		By:	Bios Advisors GP, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

BIOS FUND II QP, LP

By:	Bios Equity Partners II, LP,
its general partner

	By:	Cavu Management, LP,
its general partner

		By:	Cavu Advisors, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

	By:	Bios Capital Management, LP,
its general partner

		By:	Bios Advisors GP, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

BIOS FUND II NT, LP

By:	Bios Equity Partners II, LP,
its general partner

	By:	Cavu Management, LP,
its general partner

		By:	Cavu Advisors, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

CUSIP No: 005083100	Page 4 of 9 Pages

	By:	Bios Capital Management, LP,
its general partner

		By:	Bios Advisors GP, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

BIOS FUND III, LP

By:	Bios Equity Partners III, LP,
its general partner

	By:	Cavu Management, LP,
its general partner

		By:	Cavu Advisors, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

	By:	Bios Capital Management, LP,
its general partner

		By:	Bios Advisors GP, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

BIOS FUND III QP, LP

By:	Bios Equity Partners III, LP,
its general partner

	By:	Cavu Management, LP,
its general partner

		By:	Cavu Advisors, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

CUSIP No: 005083100	Page 5 of 9 Pages

	By:	Bios Capital Management, LP,
its general partner

		By:	Bios Advisors GP, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

BIOS FUND III NT, LP

By:	Bios Equity Partners III, LP,
its general partner

	By:	Cavu Management, LP,
its general partner

		By:	Cavu Advisors, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

	By:	Bios Capital Management, LP,
its general partner

		By:	Bios Advisors GP, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

BIOS ACTUATE CO-INVEST I, LP

By:	Bios Equity Partners II, LP,
its general partner

	By:	Cavu Management, LP,
its general partner

		By:	Cavu Advisors, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

CUSIP No: 005083100	Page 6 of 9 Pages

	By:	Bios Capital Management, LP,
its general partner

		By:	Bios Advisors GP, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

BIOS ACTUATE CO-INVEST II, LP

By:	Bios Equity Partners III, LP,
its general partner

	By:	Cavu Management, LP,
its general partner

		By:	Cavu Advisors, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

	By:	Bios Capital Management, LP,
its general partner

		By:	Bios Advisors GP, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

BIOS ACTUATE CO-INVEST III, LP

By:	Bios Equity Partners III, LP,
its general partner

	By:	Cavu Management, LP,
its general partner

		By:	Cavu Advisors, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

CUSIP No: 005083100	Page 7 of 9 Pages

	By:	Bios Capital Management, LP,
its general partner

		By:	Bios Advisors GP, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

BIOS CLINICAL OPPORTUNITY FUND, LP

By:	Bios Equity COF, LP,
its general partner

	By:	Bios Capital Management, LP,
its general partner

		By:	Bios Advisors GP, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

BIOS 2024 CO-INVEST, LP

By:	Bios Equity COF, LP,
its general partner

	By:	Bios Capital Management, LP,
its general partner

		By:	Bios Advisors GP, LLC,
its general partner

			By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

BIOS EQUITY PARTNERS, LP

By:	Cavu Management, LP,
its general partner

	By:	Cavu Advisors, LLC,
its general partner

		By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

CUSIP No: 005083100	Page 8 of 9 Pages

By:	Bios Capital Management, LP,
its general partner

	By:	Bios Advisors GP, LLC,
its general partner

		By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

BIOS EQUITY PARTNERS II, LP

By:	Cavu Management, LP,
its general partner

	By:	Cavu Advisors, LLC,
its general partner

		By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

By:	Bios Capital Management, LP,
its general partner

	By:	Bios Advisors GP, LLC,
its general partner

		By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

BIOS EQUITY PARTNERS III, LP

By:	Cavu Management, LP,
its general partner

	By:	Cavu Advisors, LLC,
its general partner

		By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

By:	Bios Capital Management, LP,
its general partner

	By:	Bios Advisors GP, LLC,
its general partner

		By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

CUSIP No: 005083100	Page 9 of 9 Pages

BIOS EQUITY COF, LP

By:	Bios Capital Management, LP,
its general partner

	By:	Bios Advisors GP, LLC,
its general partner

		By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

CAVU MANAGEMENT, LP

By:		Cavu Advisors, LLC,
its general partner

	By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

BIOS CAPITAL MANAGEMENT, LP

By:		Bios Advisors GP, LLC
its general partner

	By:	/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

CAVU ADVISORS, LLC

By:		/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

BIOS ADVISORS GP, LLC

By:		/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

LESLIE WAYNE KREIS, JR.

By:		/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact

AARON GLENN LOUIS FLETCHER

By:		/s/ Daniel Schwarz
Daniel Schwarz, as attorney-in-fact